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                             Bank One, West Virginia, NA        Tel 304 348-5640
                             Investment Management Services     Fax 304 346-7978
                             707 Virginia Street
                             Post Office Box 1113
                             Charleston, WV 25324 1113


                             [LOGO OF BANK ONE]


Southpoint Structured Assets, Inc. Treasury Security-Backed Certificates, Series 1996-1

             $5,000,000 6.8% Class B Certificates due May 15, 2006

                        Report to Certificateholders

This report is being provided pursuant to Section 4.03 of the Standard Terms for Trust Agreement dated November 1, 1996 between Southpoint Structured Assets, Inc., as Depositor and Bank One, West Virginia, N.A., as Trustee:

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

     (i)    Amounts Received by Trustee as of the last statement:               $5,000,000.00 principal
            NOTE:  This is the first such report since closing date
            of November 27, 1996.  Receipts include funds received                $           earned interest
            at closing.

     (ii)   Distribution Amounts
                   Class B Certificates                                           $158,666.67
                   Retained Interest                                                 1,750.00
                   Accrued Interest to Depositor                                    11,395.03

     (iii)  Principal Distribution                                                     -0-
            Premium Distribution                                                       -0-
            Certificate Interest Distribution                                     $171,811.70
                    ($171.81 per $1,000 minimum denomination)
            Unpaid Accrued Interest                                                    -0-

     (iv)   Floating Pass-Through Rate                                               N/A

     (vi)   Advances                                                                None

     (vii)  Principal Amount of Underlying Security                             $5,000,000.00
            Notional Amount                                                          N/A
            Current Rating of Security                                               N/A
            Currrent Interest Rate of Security                                          6.8%

     (viii) Aggregate Certificate Principal Balance                             $5,000,000.00
            Principal Reductions since last reporting                                    -0-

     (ix)   Credit Support                                                           N/A


Submitted as of Distribution Date:  May 15, 1997



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